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Exhibit 10(b) - Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the captions "Independent Auditors" and "Experts" and to the use of our reports dated February 4, 2000, with respect to the financial statements of Golden American Life Insurance Company, and February 25, 2000, with respect to the financial statements of Separate Account B, included in Post-Effective Amendment No. 13 to the Registration Statement under the Securities Act of 1933 (Form N-4 No. 333-28755) and related Prospectuses of Separate Account B.

Our audits also included the financial statement schedules of Golden American Life Insurance Company included in Item 24(a)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                    /s/ Ernst & Young LLP

Des Moines, Iowa
December 11, 2000

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